Registration No. 333-140456
Amended Issuer Free Writing Prospectus
Filed pursuant to Rule 433

Offering Summary
Relating to the Prospectus Supplement and Prospectus Dated February 5, 2007

Eksportfinans ASA U.S. Medium-Term Note Program
Enhanced Yield Securities due June 25, 2008
Linked to the Claymore YieldStreamsm 20 Series 2007-B

Issuer:	Eksportfinans ASA

Underwriter:	Wachovia Capital Markets, LLC

Expected Trade Date:	● , 2007

Expected Settlement Date:	● , 2007

Maturity Date:	June 25, 2008

Principal Amount:	Each security will have a principal amount of $20. Each security will be offered at an initial public offering price of $20. The securities are not principal protected.

Interest Rate:	● % per annum (expected to be between 10.00% and 11.00%, to be determined on the trade date), payable on the 25th of each month, beginning July 25, 2007 to and including the Maturity Date.

Market Measure:	The return on the securities is linked to the performance of the constituent stocks of the Claymore YieldStreamsm 20 Series 2007-B.

Payment at Maturity:	On the maturity date, for each security you hold, you will receive a payment equal to the aggregate redemption amount, plus any accrued but unpaid interest in cash. The aggregate redemption amount is equal to the sum of the redemption amounts with respect to each constituent stock in the Claymore YieldStream 20, and will be a cash payment equal to the principal amount of your securities, unless:

(a) a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream 20; and

(b) the final stock price of any constituent stock of the Claymore YieldStream 20 with respect to which a knock-in event has occurred is less than the initial stock price of that constituent stock.

The redemption amount with respect to each constituent stock of the Claymore YieldStream 20 for which the conditions described in (a) and (b) did not occur will be $1. The redemption amount with respect to each constituent stock of the Claymore YieldStream 20 for which the conditions described in (a) and (b) occurred will be an amount in cash equal to (i) $1 multiplied by (ii) the final stock price of that constituent stock divided by the initial stock price of that constituent stock.

If a knock-in event has occurred with respect to one or more of the constituent stocks and the final stock price of any such constituent stock is less than its initial stock price, you will lose some or all of your principal.

The initial stock price for each constituent stock of the Claymore YieldStream 20 will equal the closing price per share of that constituent stock on the trade date. A knock-in event will occur if the market price of a constituent stock of the Claymore YieldStream 20 multiplied by the share multiplier for that constituent stock at any time on any trading day, from the first trading day following the trade date to and including the valuation date, is less than or equal to the knock-in price of that constituent stock. The knock-in price for each constituent stock of the Claymore YieldStream 20 will equal the price that is 25% below the initial stock price of that constituent stock.

Listing:	Eksportfinans ASA intends to apply to list the securities on the American Stock Exchange LLC under the proposed ticker “EKJ”, subject to meeting listing requirements.

CUSIP Number:	R2188Y510

Claymore YieldStreamsm is a service mark of Claymore Securities, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or and dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-888-215-4145 (or by calling 1-212-214-6282 (toll call) and asking for the Investment Solutions Group.

Enhanced Yield Securities due June 25, 2008
Linked to the Claymore YieldStreamsm 20 Series 2007-B

This offering summary represents a summary of the terms and conditions of the Enhanced Yield Securities linked to the constituent stocks of the Claymore YieldStreamsm 20 Series 2007-B due June 25, 2008. We refer to the Claymore YieldStreamsm 20 Series 2007-B as the “Claymore YieldStream 20. “You should not rely on this offering summary to make an investment decision and should read the preliminary pricing supplement, the prospectus supplement and the prospectus in their entirety before making an investment decision.

Following are the constituent stocks of the Claymore YieldStream 20:

			Portfolio	Initial	Knock-in
Constituent Stock Issuer	Ticker	Sector	Weighting	Stock Price	Price

Agnico-Eagle Mines Limited	AEM	Materials	$1	$ ●	$ ●
BEA Systems, Inc.	BEAS	Information Technology	$1	●	●
Celgene Corporation	CELG	Health Care	$1	●	●
Coldwater Creek Inc.	CWTR	Consumer Discretionary	$1	●	●
Continental Airlines, Inc. (Class B)	CAL	Industrials	$1	●	●
F5 Networks, Inc.	FFIV	Information Technology	$1	●	●
Freeport-McMoRan Copper & Gold Inc.	FCX	Materials	$1	●	●
Intuitive Surgical, Inc.	ISRG	Health Care	$1	●	●
Joy Global Inc.	JOYG	Industrials	$1	●	●
Labor Ready, Inc.	LRW	Industrials	$1	●	●
Lam Research Corporation	LRCX	Information Technology	$1	●	●
Massey Energy Company	MEE	Energy	$1	●	●
National Oilwell Varco, Inc.	NOV	Energy	$1	●	●
Nucor Corporation	NUE	Materials	$1	●	●
NVIDIA Corporation	NVDA	Information Technology	$1	●	●
Patterson-UTI Energy, Inc.	PTEN	Energy	$1	●	●
Shuffle Master, Inc.	SHFL	Consumer Discretionary	$1	●	●
Sotheby’s	BID	Consumer Discretionary	$1	●	●
Under Armour, Inc. (Class A)	UA	Consumer Discretionary	$1	●	●
WellCare Health Plans, Inc.	WCG	Health Care	$1	●	●

The securities are not sponsored, endorsed or sold by Claymore Securities, Inc. or its parent or affiliates (“Claymore”). Claymore has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. Claymore makes no representation or warrant, express or implied, to any member of the public regarding the advisability of investment in securities generally or in the securities particularly. Claymore makes no warranty, express or implied, as to results to be obtained by owners of securities.

Description of the Claymore YieldStream 20

The constituent stocks of the Claymore YieldStream 20 were selected by Claymore and are intended to create a moderately diversified basket of stocks that:

(a)	includes constituent stocks, which if each such constituent stock were linked to a single stock reverse convertible security, each such reverse convertible security would provide a fixed income that is higher than a traditional debt security of the same or similarly rated issuer; and

(b)	seeks to reduce the risks typically associated with single stock reverse convertible securities by diversifying those risks across 20 equally-weighted stocks drawn from six different sectors.

The First-tier Selection Criteria

The first-tier screening process is designed to identify for Claymore a universe of equity securities issuers for possible inclusion in a diversified basket of single-name, knock-in reverse convertibles. The first-tier screening process is a top down screen designed to eliminate stocks with liquidity and other risk concerns using filters such as: ADTV, pending corporate actions and accessibility of hedging markets. As of May 22nd, this top-down screen reduced the number of eligible underlying equity securities to approximately 980 from the original universe of over 1,500.

Claymore’s Second-tier Selection Criteria

Once the first-tier selection has narrowed the universe of potential Underlying Stocks, the remaining potential stocks are segregated into sectors. The six sectors represented in the Claymore YieldStream 20 are: Industrials, Information Technology, Health Care, Materials, Consumer Discretionary and Energy. Sectors not represented in the Claymore YieldStream 20 include: Utilities, Consumer Staples, Telecommunication Services and Financials. As of May 22nd, this step of the second-tier screening process for the Claymore YieldStream 20 reduced the number of eligible equity securities from 980 to approximately 725, with an average of 120 equity securities in each included sector.

Once Claymore segregates the remaining potential stocks into six sectors, it selects three to four equity securities in each sector. In making those selections of the final 20 stocks that are included in the Claymore YieldStream 20, Claymore evaluated certain fundamental financial information for each equity security, including consistency in sales and earnings growth as well as relatively strong cash flows and positive relative valuations within the sector. In addition, the Claymore YieldStream 20 seeks to achieve diversification within sectors among different sub-industries, where practicable.

Hypothetical Illustrations:

Example 1 — The two graphs below illustrate the effect on the redemption amount (i.e., the effective principal repayment amount at maturity) of the occurrence of a knock-in event with respect to one or more of the stocks in the Claymore YieldStream 20. The hypothetical final stock prices for the YieldStream 20 Stocks are the same in both graphs, however, the first graph assumes that none of the YieldStream 20 Stocks has knocked-in during the term of the EYS and the second graph assumes that some of the YieldStream 20 Stocks have knocked-in during the term of the EYS.

The above graphs illustrate that, for two identical sets of hypothetical final stock prices for the constituent stocks of the Claymore YieldStream 20, the redemption amount of the securities will differ depending upon whether: (i) a knock-in event has or has not occurred with respect to a constituent stock during the term of the securities and (ii) if the final stock price for one or more of those “knocked-in” stocks finishes below its initial stock price.

Example 2 — The table below provides a matrix to illustrate a range of potential redemption amounts, based on a specified number of stocks on which a knock-in event has occurred and corresponding final percentage change for those knocked-in stocks. 1, 2, 5, 10 and 20 knock-in events are considered and the range of percentage changes for those stocks that have knocked-in is: +10%, −10%, −25%, −50%, −75% and −100%. The table shows the redemption amount that would result in each scenario.

# Stocks		Payment at		Payment at		Payment at		Payment at		Payment at		Payment at
Knocked-in	Final Chg	Maturity	Final Chg	Maturity	Final Chg	Maturity	Final Chg	Maturity	Final Chg	Maturity	Final Chg	Maturity

0	10%	$20.00	−10%	$20.00	−25%	$20.00	−50%	$20.00	−75%	$20.00	−100%	$20.00
1	10%	$20.00	−10%	$19.90	−25%	$19.75	−50%	$19.50	−75%	$19.25	−100%	$19.00
2	10%	$20.00	−10%	$19.80	−25%	$19.50	−50%	$19.00	−75%	$18.50	−100%	$18.00
5	10%	$20.00	−10%	$19.50	−25%	$18.75	−50%	$17.50	−75%	$16.25	−100%	$15.00
10	10%	$20.00	−10%	$19.00	−25%	$17.50	−50%	$15.00	−75%	$12.50	−100%	$10.00
15	10%	$20.00	−10%	$18.50	−25%	$16.25	−50%	$12.50	−75%	$8.75	−100%	$5.00
20	10%	$20.00	−10%	$18.00	−25%	$15.00	−50%	$10.00	−75%	$5.00	−100%	$0.00

Key Characteristics of the Enhanced Yield Securities

The securities are unsecured senior debt obligations of Eksportfinans ASA, the performance of which is linked to the performance of the constituent stocks in the Claymore YieldStream 20.

On the maturity date, for each security you hold, you will receive a payment equal to the aggregate redemption amount, plus any accrued but unpaid interest. The “aggregate redemption amount” is equal to the sum of the redemption amounts with respect to each constituent stock of the Claymore YieldStream 20, and will be a cash payment equal to the principal amount of your securities, unless:

(a)	a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream 20; and

(b)	the final stock price of any constituent stock of the Claymore YieldStream 20 with respect to which a knock-in event has occurred is less than its initial stock price.

The “redemption amount” with respect to each constituent stock of the Claymore YieldStream 20 for which the conditions described in (a) and (b) did not occur will be $1; and the “redemption amount” with respect to each constituent stock of the Claymore YieldStream 20 for which the conditions described in (a) and (b) occurred will be an amount in cash equal to (i) $1 multiplied by (ii) the final stock price of the constituent stock of the Claymore YieldStream 20 divided by the initial stock price of that constituent stock.

No Principal Protection

The Enhanced Yield Securities do not provide principal protection. If a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream 20 and the final stock price of any such constituent stock is less than its initial stock price, you will lose some or all of your principal (but you will still receive any accrued but unpaid interest in cash).

Considerations for Investors

Who should consider an investment in the securities?

Investors who are willing to make an investment that is contingently exposed to the full downside performance risk of each of the constituent stocks and the potential loss of some or all of the value of their principal, who do not expect to participate in any appreciation in the market prices of the constituent stocks and who are willing to receive a cash payment linked, in part, to the market prices of shares of the constituent stocks as the return on their investment if a knock-in event occurs with respect to one or more of the constituent stocks during the term of the securities and the final stock price of any such constituent stock is less than its initial stock price. In exchange for the potential downside exposure to the constituent stocks described in the preceding sentence, investors in the securities will receive interest on the securities at a rate equal to ● % per year (expected to be between 10.00% and 11.00%, to be determined on the trade date).

Who should not consider an investment in the securities?

The securities are not designed for, and may not be a suitable investment for, investors who are unable or unwilling to make an investment that is exposed (or contingently exposed) to the full downside performance risks of the constituent stocks. The securities are also not designed for, and may not be a suitable investment for, investors who seek the full upside appreciation in the market prices of the constituent stocks. The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings, or who are unable or unwilling to hold the securities to maturity.

Risk Factors

Your investment may result in a loss of some or all of your principal.  Unlike standard senior non-callable debt securities, the securities do not guarantee the return of the principal amount at maturity. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event for one or more constituent stocks of the Claymore YieldStream 20 occurs during the term of the securities and the final stock price of any such constituent stock is less than its initial stock price. Under these circumstances, for each security you hold, the aggregate redemption amount you will receive will be less than the principal amount per security, because the redemption amount for each constituent stock of the Claymore YieldStream 20 for which these circumstances do not apply will be $1 and the redemption amount for each constituent stock of the Claymore YieldStream 20 for which these circumstances apply will be a cash payment equal to (i) $1 multiplied by (ii) the final stock price of the constituent stock divided by the initial stock price of the constituent stock. Accordingly, if a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream 20 during the term of the securities (i.e., the market price of any such constituent stock has declined to or below the knock-in price for such constituent stock during the term of the securities) and the final stock price of such constituent stock is less than its initial stock price, you will lose some or all of the value of the principal amount of your securities. Your principal protection is contingent and, therefore, your principal will be protected only if you hold your securities until maturity and either a knock-in event never occurs during the term of the securities with respect to any constituent stock of the Claymore YieldStream 20 or, if a knock-in event occurs during the term of the securities with respect to any constituent stock of the Claymore YieldStream 20, the final stock price for that constituent stock is greater than the initial stock price for that constituent stock.

Yield may be lower.  The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Eksportfinans ASA with the same maturity date.

There may not be an active trading market.  We intend to apply to list the securities on the American Stock Exchange under the symbol “EKJ”. We cannot predict whether or when the American Stock Exchange will approve our application or whether this offering will satisfy the listing criteria of the American Stock Exchange. If we are unable to list the securities on the American Stock Exchange, the securities will not be listed or displayed on any other securities exchange, the Nasdaq National Market or any electronic communications network. You should be aware that even if the securities are listed on the American Stock Exchange, a liquid trading market will not necessarily develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the increase or decrease in the prices of the constituent stocks of the Claymore YieldStream 20. Even if a secondary market for the securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses.

A sale prior to maturity may result in a loss.  The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may compound the decrease in the market value of the securities caused by another factor. We expect that the market value of the securities will depend substantially on the market prices of the constituent stocks of the Claymore YieldStream 20 at any time during the term of the securities relative to their respective initial stock prices. If you choose to sell your securities when the market prices of the constituent stocks of the Claymore YieldStream 20 exceed or are equal to their respective initial stock prices, you may receive substantially less than the amount that would be payable at maturity based on this market price because of the expectation that the market prices of the constituent stocks of the Claymore YieldStream 20 will continue to fluctuate until the final stock prices are determined and the risk that a knock-in event with respect to any constituent stock will occur. If you do not hold your securities until maturity, the market price may be less than the maturity payment on the securities, and you may experience a loss.

Inclusion of commissions and projected profits from hedging in the initial public offering price is likely to adversely affect secondary market prices for the securities.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wachovia Capital Markets, LLC is willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Wachovia Capital Markets, LLC, as a result of dealer discounts, mark-ups or other transactions.

Certain Tax Considerations

There is currently no statutory, judicial or administrative authority that directly addresses the U.S. tax treatment of holders of the securities or similar instruments. Pursuant to the terms of the securities, you agree to treat the securities as income-bearing financial contracts under which we deliver at maturity a cash amount determined by reference to the constituent stocks of the Claymore YieldStream 20 in exchange for a fixed purchase price. You will be required to characterize the securities for all tax purposes in this manner (absent an administrative determination or judicial ruling to the contrary) even if your tax advisor would otherwise adopt an alternative characterization. Under this characterization of the securities, you will be required to include the income payable on the securities in gross income as ordinary income under your regular method of accounting, and you generally should recognize capital gain or loss upon the sale or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for the securities.

In the opinion of Allen & Overy LLP, it would be reasonable to treat the securities in the manner described above, but if the United States Internal Revenue Service (the “IRS”) successfully argues that the securities should be treated differently, the timing and character of income on the securities may be affected. We are not requesting a ruling from the IRS with respect to the securities, and we cannot assure you that the IRS will agree with the conclusions expressed above and in the Pricing Supplement and in the accompanying Prospectus Supplement and Prospectus under “Taxation in the United States”.

Historical Information about the Constituent Stocks

The following tables set forth the high intra-day, low intra-day and quarter-end closing prices for the constituent stocks of the Claymore YieldStream 20. The information given below is for the four calendar quarters in each of 2004, 2005 and 2006, and for the first two calendar quarters in 2007.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Agnico-Eagle Mines Limited

		High Intra-Day	Low Intra-Day	Quarter-End
		Price of	Price of	Closing Price of
Quarter-Start	Quarter-End	Agnico-Eagle Mines	Agnico-Eagle Mines	Agnico-Eagle Mines
Date	Date	Limited	Limited	Limited

01/01/2004	03/31/2004	$15.07	$11.96	$14.93
04/01/2004	06/30/2004	15.07	11.47	13.21
07/01/2004	09/30/2004	14.68	12.47	14.28
10/01/2004	12/31/2004	16.73	13.16	13.75
01/01/2005	03/31/2005	15.76	11.97	14.55
04/01/2005	06/30/2005	14.67	10.80	12.60
07/01/2005	09/30/2005	15.35	12.03	14.81
10/01/2005	12/31/2005	19.86	12.82	19.76
01/01/2006	03/31/2006	30.51	19.94	30.45
04/01/2006	06/30/2006	41.70	25.49	33.08
07/01/2006	09/30/2006	41.20	29.25	31.13
10/01/2006	12/31/2006	45.67	27.24	41.24
01/01/2007	03/31/2007	42.36	34.48	35.42
04/01/2007	05/23/2007	39.39	33.83	35.46

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of BEA Systems, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	BEA Systems, Inc.	BEA Systems, Inc.	BEA Systems, Inc.

01/01/2004	03/31/2004	$14.32	$11.97	$12.72
04/01/2004	06/30/2004	13.00	7.79	8.22
07/01/2004	09/30/2004	8.24	5.92	6.91
10/01/2004	12/31/2004	9.86	6.98	8.86
01/01/2005	03/31/2005	8.97	7.67	7.97
04/01/2005	06/30/2005	9.10	6.78	8.78
07/01/2005	09/30/2005	9.67	8.34	8.99
10/01/2005	12/31/2005	9.70	8.09	9.40
01/01/2006	03/31/2006	13.15	9.33	13.13
04/01/2006	06/30/2006	14.29	11.12	13.09
07/01/2006	09/30/2006	16.09	10.81	15.20
10/01/2006	12/31/2006	16.77	12.44	12.58
01/01/2007	03/31/2007	13.34	10.80	11.59
04/01/2007	05/23/2007	12.62	10.50	12.19

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Celgene Corporation

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Celgene Corporation	Celgene Corporation	Celgene Corporation

01/01/2004	03/31/2004	$12.23	$9.37	$11.91
04/01/2004	06/30/2004	15.15	11.25	14.32
07/01/2004	09/30/2004	15.05	11.66	14.56
10/01/2004	12/31/2004	16.29	12.88	13.26
01/01/2005	03/31/2005	17.62	12.35	17.03
04/01/2005	06/30/2005	21.62	16.61	20.35
07/01/2005	09/30/2005	29.41	19.78	27.16
10/01/2005	12/31/2005	32.68	22.59	32.40
01/01/2006	03/31/2006	44.22	31.51	44.22
04/01/2006	06/30/2006	48.40	36.02	47.43
07/01/2006	09/30/2006	49.41	39.31	43.30
10/01/2006	12/31/2006	60.12	41.68	57.53
01/01/2007	03/31/2007	58.60	49.46	52.46
04/01/2007	05/23/2007	66.95	52.40	65.44

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Coldwater Creek Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Coldwater Creek Inc.	Coldwater Creek Inc.	Coldwater Creek Inc.

01/01/2004	03/31/2004	$6.37	$3.26	$6.32
04/01/2004	06/30/2004	8.73	5.56	7.84
07/01/2004	09/30/2004	10.40	7.01	9.28
10/01/2004	12/31/2004	14.09	8.53	13.72
01/01/2005	03/31/2005	14.73	11.57	12.32
04/01/2005	06/30/2005	17.33	10.75	16.61
07/01/2005	09/30/2005	20.98	15.29	16.81
10/01/2005	12/31/2005	22.97	15.4	20.35
01/01/2006	03/31/2006	28.78	18.75	27.80
04/01/2006	06/30/2006	31.26	23.08	26.76
07/01/2006	09/30/2006	29.70	18.69	28.76
10/01/2006	12/31/2006	31.25	23.42	24.52
01/01/2007	03/31/2007	25.39	16.77	20.28
04/01/2007	05/23/2007	22.67	19.00	20.87

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Continental Airlines, Inc. (Class B)

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Continental Airlines, Inc.	Continental Airlines, Inc.	Continental Airlines, Inc.

01/01/2004	03/31/2004	$18.70	$10.85	$12.53
04/01/2004	06/30/2004	13.93	9.05	11.37
07/01/2004	09/30/2004	11.68	7.80	8.52
10/01/2004	12/31/2004	14.01	7.63	13.54
01/01/2005	03/31/2005	14.19	8.50	12.04
04/01/2005	06/30/2005	15.60	11.08	13.28
07/01/2005	09/30/2005	16.60	9.03	9.66
10/01/2005	12/31/2005	21.97	9.62	21.30
01/01/2006	03/31/2006	28.90	16.74	26.90
04/01/2006	06/30/2006	31.03	22.51	29.80
07/01/2006	09/30/2006	32.04	22.03	28.31
10/01/2006	12/31/2006	46.29	28.56	41.25
01/01/2007	03/31/2007	52.40	35.22	36.39
04/01/2007	05/23/2007	44.10	34.81	39.15

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of F5 Networks, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	F5 Networks, Inc.	F5 Networks, Inc.	F5 Networks, Inc.

01/01/2004	03/31/2004	$39.21	$25.13	$33.82
04/01/2004	06/30/2004	35.60	21.85	26.48
07/01/2004	09/30/2004	31.28	21.40	30.46
10/01/2004	12/31/2004	49.79	30.47	48.72
01/01/2005	03/31/2005	59.12	41.25	50.49
04/01/2005	06/30/2005	54.01	41.30	47.27
07/01/2005	09/30/2005	51.25	35.34	43.47
10/01/2005	12/31/2005	58.50	39.50	57.19
01/01/2006	03/31/2006	74.00	56.20	72.49
04/01/2006	06/30/2006	72.93	42.22	53.48
07/01/2006	09/30/2006	60.85	40.55	53.72
10/01/2006	12/31/2006	78.55	52.30	74.21
01/01/2007	03/31/2007	80.85	66.55	66.68
04/01/2007	05/23/2007	80.50	64.43	77.15

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Freeport-McMoRan Copper & Gold Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
		Price of	Price of	Closing Price of
Quarter-Start	Quarter-End	Freeport-McMoRan	Freeport-McMoRan	Freeport-McMoRan
Date	Date	Copper & Gold Inc.	Copper & Gold Inc.	Copper & Gold Inc.

01/01/2004	03/31/2004	$44.90	$35.09	$39.09
04/01/2004	06/30/2004	39.85	27.76	33.15
07/01/2004	09/30/2004	42.13	31.54	40.50
10/01/2004	12/31/2004	42.55	33.98	38.23
01/01/2005	03/31/2005	43.90	35.12	39.61
04/01/2005	06/30/2005	40.31	31.52	37.44
07/01/2005	09/30/2005	49.48	37.12	48.59
10/01/2005	12/31/2005	56.35	43.41	53.80
01/01/2006	03/31/2006	65.00	47.11	59.77
04/01/2006	06/30/2006	72.20	43.10	55.41
07/01/2006	09/30/2006	62.29	47.58	53.26
10/01/2006	12/31/2006	63.70	47.60	55.73
01/01/2007	03/31/2007	67.19	48.85	66.19
04/01/2007	05/23/2007	75.23	65.62	73.75

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Intuitive Surgical, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Intuitive Surgical, Inc.	Intuitive Surgical, Inc.	Intuitive Surgical, Inc.

01/01/2004	03/31/2004	$19.48	$16.25	$16.97
04/01/2004	06/30/2004	19.10	15.08	19.00
07/01/2004	09/30/2004	28.25	17.61	24.75
10/01/2004	12/31/2004	40.60	21.12	40.02
01/01/2005	03/31/2005	49.43	35.69	45.47
04/01/2005	06/30/2005	53.10	40.15	46.64
07/01/2005	09/30/2005	79.42	46.40	73.29
10/01/2005	12/31/2005	124.79	63.77	117.27
01/01/2006	03/31/2006	139.50	85.63	118.00
04/01/2006	06/30/2006	132.00	97.08	115.00
07/01/2006	09/30/2006	123.88	90.40	105.45
10/01/2006	12/31/2006	118.72	93.92	95.90
01/01/2007	03/31/2007	125.00	86.20	121.57
04/01/2007	05/23/2007	139.81	120.54	137.09

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Joy Global Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Joy Global Inc.	Joy Global Inc.	Joy Global Inc.

01/01/2004	03/31/2004	$13.32	$11.00	$12.47
04/01/2004	06/30/2004	13.56	10.43	13.31
07/01/2004	09/30/2004	15.69	11.97	15.28
10/01/2004	12/31/2004	19.86	14.38	19.30
01/01/2005	03/31/2005	26.17	17.18	23.37
04/01/2005	06/30/2005	25.80	19.85	22.39
07/01/2005	09/30/2005	34.04	22.03	33.64
10/01/2005	12/31/2005	41.94	27.00	40.00
01/01/2006	03/31/2006	61.91	41.57	59.77
04/01/2006	06/30/2006	72.23	44.75	52.09
07/01/2006	09/30/2006	53.85	31.32	37.57
10/01/2006	12/31/2006	50.77	35.59	48.34
01/01/2007	03/31/2007	55.80	40.36	42.90
04/01/2007	05/23/2007	54.75	42.43	52.59

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Labor Ready, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Labor Ready, Inc.	Labor Ready, Inc.	Labor Ready, Inc.

01/01/2004	03/31/2004	$14.03	$11.10	$13.52
04/01/2004	06/30/2004	15.94	10.90	15.50
07/01/2004	09/30/2004	15.38	11.63	14.02
10/01/2004	12/31/2004	17.02	13.29	16.92
01/01/2005	03/31/2005	19.46	15.14	18.65
04/01/2005	06/30/2005	23.60	16.27	23.31
07/01/2005	09/30/2005	26.45	20.90	25.65
10/01/2005	12/31/2005	26.50	20.62	20.82
01/01/2006	03/31/2006	26.05	20.50	23.95
04/01/2006	06/30/2006	27.75	20.79	22.65
07/01/2006	09/30/2006	22.75	14.94	15.93
10/01/2006	12/31/2006	19.82	15.45	18.33
01/01/2007	03/31/2007	19.78	17.00	18.99
04/01/2007	05/23/2007	24.15	17.62	23.53

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Lam Research Corporation

		High Intra-Day	Low Intra-Day	Quarter-End
		Price of	Price of	Closing Price of
Quarter-Start	Quarter-End	Lam Research	Lam Research	Lam Research
Date	Date	Corporation	Corporation	Corporation

01/01/2004	03/31/2004	$35.50	$22.52	$25.12
04/01/2004	06/30/2004	27.50	20.91	26.80
07/01/2004	09/30/2004	26.72	19.71	21.88
10/01/2004	12/31/2004	29.70	21.25	28.91
01/01/2005	03/31/2005	32.26	25.35	28.86
04/01/2005	06/30/2005	31.78	24.24	28.95
07/01/2005	09/30/2005	32.61	27.77	30.47
10/01/2005	12/31/2005	39.18	29.71	35.68
01/01/2006	03/31/2006	48.57	35.44	43.00
04/01/2006	06/30/2006	53.74	41.54	46.72
07/01/2006	09/30/2006	47.46	36.66	45.33
10/01/2006	12/31/2006	57.05	43.68	50.62
01/01/2007	03/31/2007	54.68	43.10	47.34
04/01/2007	05/23/2007	56.04	46.91	50.82

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Massey Energy Company

		High Intra-Day	Low Intra-Day	Quarter-End
		Price of	Price of	Closing Price of
Quarter-Start	Quarter-End	Massey Energy	Massey Energy	Massey Energy
Date	Date	Company	Company	Company

01/01/2004	03/31/2004	$24.40	$17.99	$22.07
04/01/2004	06/30/2004	28.21	20.79	28.21
07/01/2004	09/30/2004	29.66	24.59	28.93
10/01/2004	12/31/2004	36.96	26.03	34.95
01/01/2005	03/31/2005	46.60	31.80	40.04
04/01/2005	06/30/2005	42.15	34.86	37.72
07/01/2005	09/30/2005	57.00	37.76	51.07
10/01/2005	12/31/2005	52.59	36.62	37.87
01/01/2006	03/31/2006	41.53	33.10	36.07
04/01/2006	06/30/2006	44.34	32.15	36.00
07/01/2006	09/30/2006	37.05	18.77	20.94
10/01/2006	12/31/2006	28.00	19.31	23.23
01/01/2007	03/31/2007	26.35	21.55	23.99
04/01/2007	05/23/2007	30.73	23.97	28.34

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
National Oilwell Varco, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
		Price of	Price of	Closing Price of
Quarter-Start	Quarter-End	National Oilwell	National Oilwell	National Oilwell
Date	Date	Varco, Inc.	Varco, Inc.	Varco, Inc.

01/01/2004	03/31/2004	$31.08	$21.66	$28.28
04/01/2004	06/30/2004	31.74	25.42	31.49
07/01/2004	09/30/2004	34.48	27.94	32.86
10/01/2004	12/31/2004	37.38	31.54	35.29
01/01/2005	03/31/2005	50.50	33.08	46.70
04/01/2005	06/30/2005	49.23	39.27	47.54
07/01/2005	09/30/2005	68.33	46.21	65.80
10/01/2005	12/31/2005	67.40	53.15	62.70
01/01/2006	03/31/2006	77.60	55.78	64.12
04/01/2006	06/30/2006	72.99	56.32	63.32
07/01/2006	09/30/2006	68.65	54.87	58.55
10/01/2006	12/31/2006	68.60	51.62	61.18
01/01/2007	03/31/2007	79.28	53.75	77.79
04/01/2007	05/23/2007	96.00	76.55	92.75

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Nucor Corporation

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Nucor Corporation	Nucor Corporation	Nucor Corporation

01/01/2004	03/31/2004	$16.65	$13.04	$15.37
04/01/2004	06/30/2004	19.49	14.09	19.19
07/01/2004	09/30/2004	22.96	18.14	22.84
10/01/2004	12/31/2004	27.74	18.76	26.17
01/01/2005	03/31/2005	32.77	23.53	28.78
04/01/2005	06/30/2005	29.68	22.78	22.81
07/01/2005	09/30/2005	30.70	22.87	29.50
10/01/2005	12/31/2005	35.10	25.92	33.36
01/01/2006	03/31/2006	54.90	33.64	52.40
04/01/2006	06/30/2006	60.30	44.80	54.25
07/01/2006	09/30/2006	55.94	45.12	49.49
10/01/2006	12/31/2006	67.55	47.50	54.66
01/01/2007	03/31/2007	66.99	53.20	65.13
04/01/2007	05/23/2007	69.15	62.66	64.76

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of NVIDIA Corporation

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	NVIDIA Corporation	NVIDIA Corporation	NVIDIA Corporation

01/01/2004	03/31/2004	$13.34	$10.32	$13.20
04/01/2004	06/30/2004	13.68	9.64	10.24
07/01/2004	09/30/2004	10.37	4.65	7.26
10/01/2004	12/31/2004	12.48	6.54	11.78
01/01/2005	03/31/2005	14.80	10.23	11.88
04/01/2005	06/30/2005	14.70	10.46	13.36
07/01/2005	09/30/2005	17.30	12.71	17.14
10/01/2005	12/31/2005	19.25	15.26	18.28
01/01/2006	03/31/2006	29.12	18.33	28.63
04/01/2006	06/30/2006	31.88	19.12	21.29
07/01/2006	09/30/2006	31.25	17.17	29.59
10/01/2006	12/31/2006	38.96	27.67	37.01
01/01/2007	03/31/2007	37.52	28.04	28.78
04/01/2007	05/23/2007	36.00	28.28	34.38

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Patterson-UTI Energy, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
		Price of	Price of	Closing Price of
Quarter-Start	Quarter-End	Patterson-UTI	Patterson-UTI	Patterson-UTI
Date	Date	Energy, Inc.	Energy, Inc.	Energy, Inc.

01/01/2004	03/31/2004	$19.20	$15.75	$17.71
04/01/2004	06/30/2004	19.56	14.52	16.71
07/01/2004	09/30/2004	19.88	15.69	19.07
10/01/2004	12/31/2004	20.45	17.85	19.45
01/01/2005	03/31/2005	26.66	17.15	25.02
04/01/2005	06/30/2005	29.33	22.38	27.83
07/01/2005	09/30/2005	36.79	27.79	36.08
10/01/2005	12/31/2005	36.73	28.45	32.95
01/01/2006	03/31/2006	38.49	25.61	31.96
04/01/2006	06/30/2006	35.65	25.24	28.31
07/01/2006	09/30/2006	29.11	21.84	23.76
10/01/2006	12/31/2006	28.21	20.81	23.23
01/01/2007	03/31/2007	24.89	21.13	22.44
04/01/2007	05/23/2007	27.32	22.17	26.78

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Shuffle Master, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Shuffle master, Inc.	Shuffle Master, Inc.	Shuffle Master, Inc.

01/01/2004	03/31/2004	$21.28	$14.12	$20.66
04/01/2004	06/30/2004	26.43	19.92	24.21
07/01/2004	09/30/2004	25.44	18.72	24.97
10/01/2004	12/31/2004	32.26	23.34	31.40
01/01/2005	03/31/2005	33.77	26.37	28.96
04/01/2005	06/30/2005	30.00	23.78	28.03
07/01/2005	09/30/2005	29.87	22.77	26.41
10/01/2005	12/31/2005	28.90	23.60	25.14
01/01/2006	03/31/2006	36.38	22.49	35.74
04/01/2006	06/30/2006	40.75	30.20	32.78
07/01/2006	09/30/2006	32.86	24.09	27.01
10/01/2006	12/31/2006	32.82	25.35	26.20
01/01/2007	03/31/2007	27.75	16.50	18.25
04/01/2007	05/23/2007	19.47	16.08	18.59

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Sotheby’s

Quarter-Start	Quarter-End	High Intra-Day	Low Intra-Day	Quarter-End Closing
Date	Date	Price of Sotheby’s	Price of Sotheby’s	Price of Sotheby’s

01/01/2004	03/31/2004	$15.93	$12.17	$12.85
04/01/2004	06/30/2004	16.60	12.69	15.96
07/01/2004	09/30/2004	17.23	14.13	15.72
10/01/2004	12/31/2004	19.24	15.10	18.16
01/01/2005	03/31/2005	18.68	15.20	16.96
04/01/2005	06/30/2005	18.24	13.47	13.70
07/01/2005	09/30/2005	18.31	13.65	16.72
10/01/2005	12/31/2005	19.46	15.01	18.36
01/01/2006	03/31/2006	29.3	18.18	29.04
04/01/2006	06/30/2006	33.84	22.78	26.25
07/01/2006	09/30/2006	32.95	25.08	32.24
10/01/2006	12/31/2006	38.64	29.81	31.02
01/01/2007	03/31/2007	44.92	30.22	44.48
04/01/2007	05/23/2007	53.25	43.93	45.68

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Under Armour, Inc. (Class A)

		High Intra-Day	Low Intra-Day	Quarter-End
Quarter-Start	Quarter-End	Price of	Price of	Closing Price of
Date	Date	Under Armour, Inc.	Under Armour, Inc.	Under Armour, Inc.

01/01/2004	03/31/2004	—	—	—
04/01/2004	06/30/2004	—	—	—
07/01/2004	09/30/2004	—	—	—
10/01/2004	12/31/2004	—	—	—
01/01/2005	03/31/2005	—	—	—
04/01/2005	06/30/2005	—	—	—
07/01/2005	09/30/2005	—	—	—
10/01/2005	12/31/2005	$40.00	$13.00	$38.31
01/01/2006	03/31/2006	41.90	25.85	32.40
04/01/2006	06/30/2006	43.50	30.75	42.62
07/01/2006	09/30/2006	43.50	32.20	40.02
10/01/2006	12/31/2006	54.00	39.33	50.45
01/01/2007	03/31/2007	52.30	43.34	51.30
04/01/2007	05/23/2007	53.23	41.37	47.05

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
WellCare Health Plans, Inc.

		High Intra-Day	Low Intra-Day	Quarter-End
		Price of	Price of	Closing Price of
Quarter-Start	Quarter-End	WellCare Health	WellCare Health	WellCare Health
Date	Date	Plans, Inc.	Plans, Inc.	Plans, Inc.

01/01/2004	03/31/2004
04/01/2004	06/30/2004	$17.00	$17.00	$17.00
07/01/2004	09/30/2004	20.93	17.30	18.95
10/01/2004	12/31/2004	34.90	18.62	32.50
01/01/2005	03/31/2005	38.49	27.40	30.46
04/01/2005	06/30/2005	37.40	27.77	35.51
07/01/2005	09/30/2005	44.40	34.85	37.05
10/01/2005	12/31/2005	43.09	29.94	40.85
01/01/2006	03/31/2006	45.59	36.32	45.44
04/01/2006	06/30/2006	50.44	39.02	49.05
07/01/2006	09/30/2006	60.58	47.18	56.63
10/01/2006	12/31/2006	71.64	55.56	68.90
01/01/2007	03/31/2007	90.49	68.25	85.25
04/01/2007	05/23/2007	94.25	78.89	90.76

THIS OFFERING SUMMARY SUMMARIZES AND CONDENSES THE PRELIMINARY PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. YOU SHOULD NOT RELY ON THIS OFFERING SUMMARY TO MAKE AN INVESTMENT DECISION AND SHOULD READ THE PROSPECTUS, THE PRELIMINARY PRICING SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY BEFORE MAKING AN INVESTMENT DECISION.